                                                                   EXHIBIT 10.22

                                 SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT ("Sublease") is entered as of August __, 1997 by and between NUANCE COMMUNICATIONS, INC., a California corporation ("Sublessor"), and ONSALE, INC., a Delaware corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:


     1.  Recitals:  This Sublease is made with reference to the fact that
         --------
Lincoln Menlo IV and V Associates Limited, as Landlord (hereinafter "Master Lessor"), and Sublessor, as Tenant, entered that certain Lease, dated as of May 29, 1997 ("Master Lease"), with respect to that certain real property improved with a building containing approximately 33,792 rentable square feet, commonly known as 1380 Willow Road, Menlo Park, California ("Building"), as more particularly described in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit "A" and incorporated by reference herein.
                   -----------

     2.  Premises:  Sublessor hereby subleases to Sublessee, and Sublessee
         --------
hereby subleases from Sublessor, a portion of the Building, consisting of approximately 16,875 rentable square feet comprising the ground floor of the Building ("Subleased Premises"). The Subleased Premises and the Building are more particularly described on Exhibit "B" attached hereto and incorporated by
                               ----------
reference herein.


     3.  Term:
         ----

          a.  Term.  The term ("Term") of this Sublease shall be for a period of
              ----
twenty-four (24) months, commencing on the later of (i) October 1, 1997, or (ii) substantial completion of the painting and carpeting to be performed by Master Lessor, as more particularly described in Paragraph 21 below ("Commencement Date"), and ending on September 30, 1999 ("Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. Unless expressly agreed to by the parties in writing, in no event shall the Term extend beyond September 30, 1999. If Sublessor is unable to deliver possession of the Subleased Premises to Sublessee on or before October 1, 1997, Sublessor shall not be liable to Sublessee for any loss or damage, nor shall this Sublease be void or voidable, but in such event Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee. If the Commencement Date has not occurred by February 1, 1998, Sublessee shall have the right to terminate this Sublease. If Sublessee, with Sublessor's consent, occupies the Premises prior to October 1, 1997, Sublessee shall do so pursuant to all of the covenants and conditions set forth in this Sublease, including, without limitation, the payment of Rent due hereunder, prorated, if applicable, as set forth in Paragraph 4.a below. In the event of the termination of Sublessor's interest as Tenant under the Master Lease for any reason, this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

          b.  No Option to Extend.  The parties acknowledge that Sublessee has
              -------------------
no option to extend the Term of this Sublease.


     4.  Rent:
         ----

          a.  Monthly Base Rent.  Sublessee shall pay to Sublessor as monthly
              -----------------
base rent ("Monthly Base Rent") for the Subleased Premises equal monthly installments as follows:


                 Months    NNN Rent/S.F./Month    Rent/Month
                 ------    -------------------    ----------

                01 - 12    $1.90                  $32,062.50

                13 - 24    $1.95                  $32,906.26


     As used herein, the word "month" shall mean a period beginning on the first
(1st) day of a month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first (1st) day of each month. Rent (as defined in Paragraph 4.B. below) for any period during the term hereof which is for less than one month of the Term shall be a prorata portion of the monthly installment based on a thirty (30)- day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at 1380 Willow Road, Menlo Park, California 94025, or such other address as may be designated in writing by Sublessor.

          b.  Additional Rent.  The parties hereto acknowledge that Sublessee
              ---------------
shall pay to Sublessor 49.94% of all monies required to be paid by Sublessor to Master Lessor under the Master Lease (excluding Base Rent thereunder), including, without limitation, Operating Expenses, as defined in Section 6.1 of the Master Lease, Tax Expenses, as defined in Section 6.2 of the Master Lease, Administrative Expenses, as defined in Section 6.3 of the Master Lease, and Utility Expenses and Common Area Utility Costs, as defined in Section 7 of the Master Lease, and all such sums shall be deemed additional rent ("Additional Rent"). Monthly Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent." Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that, from and after the Commencement Date, Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Subleased Premises and the Master Lease as it relates to the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Monthly Base Rent payable under Paragraph 4.A. hereof.

          c.  Payment of First Month's Rent.  Upon execution hereof by
              -----------------------------
Sublessee, Sublessee shall pay to Sublessor the sum of $32,062.50, which shall constitute Monthly Base Rent for the first month of the Term.

     5.  Security Deposit:  Upon execution hereof, Sublessee shall deposit with
         ----------------
Sublessor, in cash, the sum of $32,062.50 as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the security deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the security deposit, then Sublessee shall, within ten (10) days after demand therefor, deposit cash with Sublessor in the amount required to restore the deposit to the full amount stated above. Upon the expiration or earlier termination of this Sublease, if Sublessee is not in default, Sublessor shall return to Sublessee (without interest) so much of the security deposit as has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee's defaults.

     6.  Indemnity:
         ---------

  a.  Sublessee's Indemnity.  Except to the extent caused by Sublessor's
      ---------------------
negligence or willful misconduct, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Subleased Premises; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; (iii) a breach of Sublessee's obligations under this Sublease; or (iv) a breach of Sublessee's obligations under the Master Lease (provided, however, that Sublessee's indemnification obligation under this subsection (iv) shall be limited to actual, out-of-pocket costs and expenses, including reasonable attorneys' fees, and shall exclude consequential damages, including, without limitation, claims for lost profits and loss of operations).

          b.  Sublessor's Indemnity. Except to the extent caused by Sublessee's
              ---------------------
negligence or willful misconduct, Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) a breach of Sublessor's obligations under this Sublease; or (ii) a breach of Sublessor's obligations as Tenant under the Master Lease (provided, however, that Sublessor's indemnification obligation under this subsection (ii) shall be limited to actual, out-of pocket costs and expenses, including reasonable attorney's fees, and shall exclude consequential damages, including, without limitation, claims for lost profits and loss of operations); or (iii) the negligence or willful misconduct of Sublessor, its employees, contractors, agents or invitees occurring on or about the Subleased Premises.

     7.  Assignment and Subletting:  Sublessee may not assign this Sublease,
         -------------------------
sublet the Subleased Premises, transfer any interest of Sublessee therein, or permit any use of the Subleased Premises by another party ("Transfer"), without the prior written consent (i) of Sublessor, which shall not be unreasonably withheld, and (ii) of Master Lessor, which consent may be withheld in Master Lessor's sole discretion. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and shall, at the option of Sublessor, terminate this Sublease. As a condition of granting its consent to any assignment or subletting, Sublessor may require that Sublessee pay to Sublessor, as Additional Rent, seventy-five percent (75%) of all Excess Rents received by Sublessee. As used herein, the term "Excess Rents" shall mean all Rents and other consideration payable by a subtenant or assignee to Sublessee in connection with the Transfer, less the cost incurred by Sublessee as set forth in Section 15.2 of the Master Lease. Sublessor's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease, unless the consent expressly so provides.

     8.  Use:   Sublessee shall use the Subleased Premises only for
         ----
administrative offices, sales, research and development, shipping and receiving of software and other consumer products, and otherwise subject to the provisions of Section 9 of the Master Lease. Nothing in the preceding sentence shall be deemed to relieve Sublessee of the obligation to obtain Master Lessor's consent to its proposed use, however.

     9.  Improvements; Condition of Subleased Premises:  No alterations or
         ---------------------------------------------
improvements shall be made to the Subleased Premises, except in accordance with this Sublease and the Master Lease, and with the prior written consent, when required, of both Master Lessor and Sublessor. Sublessor shall not be required to provide a tenant improvement allowance to Sublessee in connection with Sublessee's construction of any improvements to the Subleased Premises. The cost of any alterations or improvements in the Subleased Premises shall be borne solely by Sublessee, provided, however, that Sublessor, at its cost and so long as Sublessor is able to obtain all necessary permits for such work from governmental agencies with jurisdiction over the Subleased Premises, shall remove the interior walls that comprised the lab space contained in the Subleased Premises so as to create an open "bullpen" environment, and shall install glass where the existing roll-up door is located. The foregoing work to be performed by Sublessor is more particularly described on Exhibit "C" attached
                                                            -----------
hereto and incorporated by reference herein. By taking possession of the Subleased Premises, Sublessee shall conclusively be deemed to have accepted the
Subleased Premises in their as-is, then-existing condition.   Except as set
forth in this Paragraph, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans With Disabilities Act of 1990 ("ADA"). Sublessee shall look solely to the Master Lessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

     10.  Default: Sublessee's performance of each of its obligations under this
          -------
Sublease constitutes a covenant as well as a condition, and Sublessee's right to continue in possession of the Subleased Premises is conditioned upon such performance. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in Section 20 of the Master Lease.

     11.  Remedies: In the event of any default by Sublessee under this Sublease
          --------
(including, without limitation, a default pursuant to Section 20 of the Master Lease), Sublessor shall have all remedies provided by applicable law, including, without limitation, all rights pursuant to Section 21 of the Master Lease and under California Civil Code Sections 1951.2 and 1951.4. Sublessor may resort to its remedies cumulatively or in the alternative.

     12.  Surrender: Not later than the Expiration Date, Sublessee shall remove
          ---------
all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition received, free of Hazardous Materials, reasonable wear and tear excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the interest rate set forth in the Master Lease. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys' and experts' fees) resulting from Sublessee's delay in surrendering the Subleased Premises or from Sublessee's failure to surrender in the condition required.

     13.  Broker:  Sublessor and Sublessee each represent to the other that they
          ------
have dealt with no real estate brokers, finders, agents or salesmen other than Cornish & Carey Commercial, representing Sublessee, and Catalyst Real Estate Group, representing Sublessor, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sublessee shall not be responsible for payment of any brokerage commission due in connection with this Sublease, and the brokers shall be compensated pursuant to separate agreement.

     14.  Notices:  Unless five (5) days' prior written notice is given in the
          -------
manner set forth in this Paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. The address for Master Lessor shall be as set forth in the Master Lease. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered; or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease to all parties hereto at the address set forth below their signatures at the end of this Sublease.

     15.  Severability:  If any term of this Sublease is held to be invalid or
          ------------
unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

     16.  Amendment:  This Sublease may not be amended except by the written
          ---------
agreement of all parties hereto.

     17.  Other Sublease Terms:
          --------------------

          a.  Incorporation By Reference.  The terms and conditions of this
              --------------------------
Sublease shall include various Sections of the Master Lease, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively
(except as otherwise expressly set forth below); (iv) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease (including, without limitation, the obligations of Master Lessor pursuant to Sections 6.5, 11.2, 11.3, 17, 25, 27, 28, 29.5 and 37), the sole obligation of Sublessor shall be to request promptly the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's good faith reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain the Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have two (2) fewer days to perform the obligation, including, without limitation, curing any defaults, except as otherwise expressly set forth in this Sublease; and (vi) with respect to any approval required to be obtained from the "Lessor" under the Master Lease, such consent must be obtained from both the Master Lessor and the Sublessor, and the approval of Sublessor may be withheld if the Master Lessor's consent is not obtained.

          b.  Provisions Deleted.  The following Sections of the Master Lease
              ------------------
are hereby deleted from this Sublease:
           ------------

All of the provisions of the Basic Lease Information except for Landlord's
                                                     ------
Address, Premises Address, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses; Section 1; Section 2.1; the first sentence of Section 3; Section 4; Section 5; the first sentence of the second paragraph of Section 10.1; Section 31.10; Section 38; Exhibits A, B and J; and Addendum 1 and Addendum 2.

     18.  Condition Precedent:  This Sublease and Sublessor's and Sublessee's
          -------------------
obligations hereunder are conditioned upon having obtained the written consent of the Master Lessor. If Sublessor, using reasonable efforts, has not obtained Master Lessor's consent within thirty (30) days after the date of Sublessor's execution of this Sublease, either party may terminate this Sublease, and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with its execution of this Sublease.

     19.  Parking:  Sublessee shall have the right to the non-exclusive use of
          -------
fifty (50) Building parking spaces in the common area surrounding the Subleased Premises.

     20.  Representations of Sublessor:  To the best of Sublessor's actual
          ----------------------------
knowledge, without any obligation to inquire, Sublessor represents and warrants with respect to the Subleased Premises that:

          a. The copy of the Master Lease attached hereto is a true and correct copy thereof;

          b. Sublessor is not now, and, as of the Commencement Date shall not be, in default of any provision of the Master Lease;

          c. Sublessor has no knowledge of any claim by Master Lessor that Sublessor is in default of any provision of the Master Lease.

     21.  Master Lessor's Work: Sublessor and Sublessee acknowledge that Master
          --------------------
Lessor shall be responsible for painting and carpeting the Building, including the Subleased Premises at Master Lessor's cost. The color and grade of paint and carpet have been selected by Sublessor in accordance with the terms of the Master Lease.

     22.  Right to Terminate: With respect to the exercise of "Tenant's" right,
          ------------------
if any, to terminate the Master Lease, including, without limitation, in the event of a casualty pursuant to Section 27 of the Master Lease or condemnation pursuant to Section 28 of the Master Lease, Sublessee shall not exercise such right without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed.

     23.  Excessive Use of Utilities.  If, during the Term, Sublessee's use of
          --------------------------
the Subleased Premises results in a disproportionate increase, as determined in Sublessor's reasonable discretion, in the cost of utilities serving the Building, Sublessor and Sublessee shall negotiate in good faith an equitable allocation of the utilities costs increased as a result of Sublessee's use of the Subleased Premises. For purposes of this Paragraph, "use" shall consider such factors including, without limitation, the number of Sublessee employees present in the Subleased Premises, the types of office, computer or other equipment used by Sublessee, and the hours during which Sublessee's employees are present on the Subleased Premises.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date(s) set forth below.

SUBLESSOR:                               SUBLESSEE:


NUANCE COMMUNICATIONS, INC.,             ONSALE, INC.,
a California corporation                 a Delaware corporation


By: ______________________________       By: __________________________

Its: _____________________________       Its: _________________________

Date: ____________________________       Date: ________________________

Address: _________________________       Address: _____________________
   _________________________              _______________________

                                 CONSENT TO SUBLEASE
                                 -------------------



     Master Lessor hereby acknowledges receipt of a copy of this Sublease, and consents to this Sublease. By this consent, Master Lessor shall not be deemed in any way to have entered into the Sublease or to have consented to any further assignment or sublease, except that (i) Master Lessor hereby consents to Sublessee's use of the Subleased Premises as set forth in Paragraph 8 of the Sublease; and (ii) Master Lessor hereby extends the provisions of Section 13 of the Master Lease, "Waiver of Subrogation", to Sublessee, and Sublessee agrees to be bound thereby for the benefit of Master Lessor.



MASTER LESSOR:

LINCOLN MENLO IV AND V ASSOCIATES LIMITED, a California limited partnership



By:   Lincoln Property Management Services, Inc.,
As Manager and Agent for Landlord


By: ________________________________

Its: _______________________________

Date: ______________________________

                                 EXHIBIT "A"
                                 -----------


                                 MASTER LEASE


                                 [to be attached]

                                 EXHIBIT "B"
                                 -----------


                        SUBLEASED PREMISES AND BUILDING